UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2021 (September 7, 2021)

Pactiv Evergreen Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39528	98-1538656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court, Lake Forest, Illinois, 60045

(Address of principal executive offices) (Zip Code)

(847) 482-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	PTVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Purchase Agreement

Pactiv Evergreen Group Holdings Inc., a Delaware corporation (the “Buyer”) and a wholly-owned subsidiary of Pactiv Evergreen Inc. (the “Company”), has entered into a Stock Purchase Agreement, dated as of September 7, 2021 (the “Purchase Agreement”), pursuant to which Buyer has agreed to acquire (the “Acquisition”) from Two Mitts, Inc., a Michigan corporation (the “Seller”), all of the outstanding ownership interests of Fabri-Kal Corporation and certain related entities (collectively, “Fabri-Kal”).

Under the terms and conditions of the Purchase Agreement, Buyer will acquire all of the outstanding ownership interests of Fabri-Kal for $380 million in cash consideration, subject to customary purchase price adjustments for, among other things, cash, working capital and indebtedness. A certain amount of the purchase price will be deposited into an escrow account to be held by an escrow agent and released to Buyer or Seller, as applicable, following Buyer’s preparation of a post-closing purchase price statement.

Completion of the Acquisition is subject to certain closing conditions, including, among other things, (i) the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other similar antitrust laws, (ii) the absence of any law or injunction promulgated by a governmental authority that would prohibit the Acquisition, and (iii) in the case of Buyer’s obligations to complete the Acquisition, the absence of a material adverse effect on Fabri-Kal. The obligation of each of Buyer and Seller to consummate the Acquisition is also conditioned on the other party’s representations and warranties being true and correct (subject to certain materiality standards) and the other party having performed, in all material respects, its obligations under the Purchase Agreement. The Acquisition does not require further approval of the stockholders of Fabri-Kal, Seller or the Company and is not subject to any financing contingency.

The Purchase Agreement contains representations and warranties made by Fabri-Kal, Seller and Buyer customary for a transaction of this type, which will not survive the closing. The Purchase Agreement also contains customary covenants for a transaction of this type, including covenants requiring Fabri-Kal, subject to certain exceptions, to act and carry on its business and operations in the ordinary course of business consistent with past practice during the period between the execution of the Purchase Agreement and the completion of the Acquisition.

The Purchase Agreement may be terminated in certain circumstances by Buyer or Seller. In addition to the foregoing termination rights, either party may terminate the Purchase Agreement if the Acquisition is not consummated on or before November 30, 2021. If the Purchase Agreement is terminated under certain circumstances set forth in the Purchase Agreement, Buyer will be required to pay (or cause to be paid) to Seller a termination fee of $25 million.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Buyer, Seller or Fabri-Kal or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties by the parties solely for their benefit. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Purchase Agreement, including information in confidential disclosure schedules delivered by Seller, Fabri-Kal and Buyer in connection with the signing of the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between Buyer and Seller rather than establishing matters as facts. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on by any persons as characterizations of the actual state of facts about Buyer, Seller or Fabri-Kal at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Commitment Letter

On September 7, 2021, the Company entered into a commitment letter (the “Commitment Letter”) with the financial institutions party thereto (the “Committed Parties”). Pursuant to the Commitment Letter, the Committed Parties have severally committed to provide the Company with a senior secured incremental term loan facility in an aggregate principal amount of up to $300 million (the “Committed Facility”) under the Company’s Credit Agreement, subject to the terms and conditions set forth in the Commitment Letter. The Committed Facility will be available to partially finance the Acquisition and to pay transaction costs incurred in connection with the foregoing.

If drawn, the Committed Facility will have a term of seven years and will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the Committed Facility. The interest rate under the Committed Facility is expected to be, at the Company’s option, LIBOR plus 3.75% per annum, with an expected LIBOR floor of 0.75% per annum, or an alternative base rate plus 2.75% per annum. The Committed Facility is expected to include a prepayment premium of 1.0% in connection with certain repricing transactions entered into within a specified period after the closing date. The Committed Facility is subject to the negotiation of mutually acceptable definitive documentation, which will include certain representations and warranties, affirmative and negative covenants, financial covenants and events of default identical to the Credit Agreement.

The foregoing description of the Commitment Letter is not complete and is qualified in its entirety by the terms of the Commitment Letter.

The definitive documentation governing the Committed Facility has not been finalized and accordingly the actual terms may differ from the description of such terms in the foregoing summary of the Commitment Letter, including changes that may be made in connection with the syndication of the Committed Facility.

Item 7.01: Regulation FD Disclosure

On September 7, 2021, the Company issued a press release (the “Press Release”), announcing the execution of the Purchase Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Fabri-Kal is a U.S. manufacturer of foodservice and custom thermoformed plastic packaging solutions, with approximately 72% of its sales attributable to foodservice products. Fabri-Kal’s products include portion cups, lids, clamshells, drink cups and yogurt containers for the consumer packaged goods and industrial food markets. Approximately half of Fabri-Kal’s sales are generated from fully compostable packaging products (representing 15% of 2020 sales) or fully recyclable packaging products (representing approximately 34% of 2020 sales). Fabri-Kal’s remaining sales are attributable to its stock foodservice customers (approximately 23% of 2020 sales) and consumer packaged goods customers (approximately 28% of 2020 sales). Fabri-Kal operates four plants in North America, and has approximately 1,000 employees. Substantially all of Fabri-Kal’s 2020 sales were in North America.

The Company believes that the integration of Fabri-Kal into its Foodservices segment will broaden its offering of sustainable packaging products, expand its manufacturing capacity, solidify its position in recession-resilient, growing customer end markets and diversify its substrate capabilities.

For the last twelve months ended June 30, 2021 (the “LTM Period”), Fabri-Kal generated unaudited net revenues of $334 million, net income of $34 million, Adjusted EBITDA (as defined below) of $54 million and free cash flow (defined as Adjusted EBITDA less maintenance capex) of $46 million. For the twelve months ended December 31, 2020, Fabri-Kal’s unaudited net revenues, net income, Adjusted EBITDA and free cash flow were $313 million, $30 million, $51 million and $44 million, respectively, compared to unaudited amounts of $375 million, $21 million, $47 million and $41 million, respectively, for the twelve months ended December 31, 2019.

The Company defines Fabri-Kal’s Adjusted EBITDA as Fabri-Kal’s historical unaudited net income calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) plus the sum of income tax, net interest expense, depreciation and amortization and further adjusted to exclude certain items of a significant or unusual nature. Fabri-Kal’s Adjusted EBITDA does not include the expected benefits of synergies and cost savings expected to be realized from the Acquisition. Fabri-Kal’s Adjusted EBITDA is not calculated on the same basis as the Company’s Adjusted EBITDA from continuing operations, and the adjustments made to determine Fabri-Kal’s Adjusted EBITDA do not conform to those that the Company makes to determine its Adjusted EBITDA from continuing operations. The following table presents a reconciliation of Fabri-Kal’s net income, the most directly comparable GAAP financial measure, to Fabri-Kal’s Adjusted EBITDA:

	Twelve months ended June 30,	Year ended December 31,
	2021	2020	2019
	(in millions)
Net income (GAAP)	$34	$30	$21
Income tax expense	—	—	—
Interest expense, net	—	—	—
Depreciation and amortization	18	18	21
Pension expense	1	1	1
COVID-19 incremental expenses	—	2	—
Medical expense	1	—	(1)
Headcount considerations	—	—	1
Light weighting cost savings	—	—	2
Loss on sale of assets	—	—	2
Adjusted EBITDA (Non-GAAP)	$54	$51	$47

In addition, the Company’s ongoing analysis indicates opportunities for substantial synergies associated with the integration of Fabri-Kal into the Company’s operations, including resulting from: (i) network capacity optimization expected to result from moving certain production capabilities from the Company’s existing production lines to Fabri-Kal production lines to service unaddressed demand in the Company’s markets (estimated to represent approximately $17 million in Adjusted EBITDA), (ii) cross-selling of additional product offerings to Fabri-Kal customers (estimated to represent approximately $3 million in Adjusted EBITDA) and (iii) cost savings expected to result from headcount and sales reorganization (estimated to represent approximately $8 million in Adjusted EBITDA). The estimated synergies are net of the direct expenses that are anticipated to be incurred to generate those additional revenues. The realization of these other synergies is not entirely within the Company’s control and there can be no assurance whether the full amount of such estimated cost savings and other synergies will be actually realized.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the goals, beliefs, plans or current expectations of Pactiv Evergreen Inc., taking into account the information currently available to our management. Forward-looking statements are not statements of historical fact. For example, when we use words such as “believe,” “anticipate,” “expect,” “estimate,” “plan,” “intend,” “should,” “would,” “could,” “may,” “might,” “will” or other words that convey uncertainty of future events or outcomes, we are making forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such uncertainties, risks and assumptions include, but are not limited to: future costs of raw materials, energy and freight, including the impact of tariffs, trade sanctions and similar matters; competition in the markets in which we operate; changes in consumer lifestyle, eating habits, nutritional preferences and health-related and environmental and sustainability concerns; failure to maintain satisfactory relationships with our major customers; the impact of a loss of any of our key manufacturing facilities; the uncertain economic, operational and financial impacts of the COVID-19 pandemic; compliance with, and liabilities related to, environmental, health and safety laws, regulations and permits; impact of government regulations and judicial decisions affecting products we produce or the products contained in the products we produce; any non-compliance with the Foreign Corrupt Practices Act or other similar laws; our dependence on suppliers of raw materials and any interruption to our supply of raw materials; our ability to realize the benefits of our capital investment, restructuring and other cost savings programs; seasonality and cyclicality; the timing and likelihood of completion of the Acquisition, including the timing, receipt and terms and conditions of any required regulatory approvals for the Acquisition that could reduce anticipated benefits or cause the parties to abandon the Acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the Acquisition; the possibility that the expected synergies and value creation from the Acquisition will not be realized or will not be realized within the expected time period; our ability to integrate the Acquisition; the potential for disruption to our business in connection with the Acquisition; the possibility that the Acquisition does not close, including due to the failure to satisfy the closing conditions; the risk that unexpected costs will be incurred in connection with the Acquisition.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of September 7, 2021, by and among Two Mitts, Inc., Fabri-Kal Corporation, Monarch Mill Pond, LLC, Pure Pulp Products, LLC and Pactiv Evergreen Group Holdings Inc.
99.1	Press Release, dated September 7, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and exhibits to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2021

PACTIV EVERGREEN INC.

By:	/s/ Chandra Mitchell
Chandra Mitchell
Chief Legal Officer and Secretary